UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Sarcos Technology and Robotics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

On July 10, 2023, the board of directors of Sarcos Technology and Robotics Corporation (the “Company”) approved a reduction in force affecting approximately 71 employees, representing approximately 24% of the Company’s workforce. The Company took this step to decrease its costs and create a more streamlined organization to support its business. In connection with the reduction in force, the Company currently estimates it will incur approximately $1.5 million of costs, consisting primarily of personnel expenses such as salaries and wages, one-time severance payments, and other benefits. The majority of the cash payments related to these expenses will be paid out during the third quarter of 2023. The reduction in force is expected to be completed by the end of 2023.

A copy of the press release regarding the reduction in force is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reduction in force described above, Jorgen Pedersen ceased to be Chief Operating Officer of the Company and its subsidiaries (the “Company Group”) on July 12, 2023. It is anticipated that Mr. Pedersen will remain available to the Company Group as an advisor. In addition, in connection with the reduction in force described above, Kristi Martindale, ceased to be the Chief Marketing Officer of the Company Group on July 12, 2023. It is currently anticipated that Ms. Martindale will continue as an employee until August 31, 2023 to help transition her responsibilities and to support the Company Group’s marketing efforts related to its newly announced Advanced Technologies Division related to developing and commercializing the Company Group’s AI/ML software. With the reduced size of the Company Group and narrower business focus, the decision was made to eliminate the roles of Chief Operating Officer and Chief Marketing Officer. The Company thanks Mr. Pedersen and Ms. Martindale for their many valuable contributions to the Company Group.

Forward-Looking Statements

This Current Report on Form 8-K, including the accompanying exhibits, contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, those related to the expected costs and benefits associated with the reduction in force as well as the Company’s timeline for completing the reduction in force and recognition of associated costs. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those described in the Company’s most recent Quarterly report on Form 10-Q and Annual Report on Form 10-K. Therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. For example, the expected costs associated with the reduction in force may be greater than anticipated, completion of the reduction in force may take longer than anticipated, the Company may be unable to realize the contemplated benefits in connection with the reduction in force, and the reduction in force may have an adverse impact on the Company’s performance. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 12, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarcos Technology and Robotics Corporation

Date:	July 12, 2023	By:	/s/ Andrew Hamer
		Name: Title:	Andrew Hamer Chief Financial Officer